                                                                      Exhibit 23







INDEPENDENT AUDITORS' CONSENT

To the Stockholders and Board of Directors
Morrison Knudsen Corporation

We consent to the incorporation by reference in Post-Effective Amendment No. 2 to Registration Statement No. 33-32415 of Morrison Knudsen Corporation on Form S-8, dated December 3, 1991, of our report dated July 20, 1995 appearing in this Annual Report on Form 11-K of the Morrison Knudsen Corporation Savings Plan for the year ended December 31, 1994.

/s/ DELOITTE & TOUCHE LLP

DELOITTE & TOUCHE LLP
Boise, Idaho
August 29, 1995